EXHIBIT 10.5


                           SECOND AMENDMENT TO WARRANT

         This SECOND AMENDMENT TO WARRANT dated as of May 5, 1997 (this "Amendment") is by and between BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Company"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a New York corporation.

                                R E C I T A L S:

         WHEREAS, GE Capital is the holder of Warrant No. 2 issued by Company on December 30, 1996 (as from time to time amended, restated, supplemented or otherwise modified, the "Warrant");

                  WHEREAS, GE Capital and Company wish to amend the Warrant as set forth herein; and

         NOW THEREFORE, for and in consideration of the terms set forth herein and in the premises, the parties hereto agree as follows:

         1. Definitions. Except as otherwise set forth herein, all defined terms herein shall have the respective meanings ascribed thereto in the Warrant and the Loan Agreement.

         2. Amendment to Warrant. The Warrant is hereby amended by replacing subsection 14.1(b) thereof with the following text:

         "(b) Notwithstanding the provisions of Section 14.1(a), if, at any time during the period between (A) the date on which any Holder shall have exercised its rights under Section 14.1 to cause Company to repurchase all or a portion of such Holder's Warrant through and including (B) May 30, 1998, Company shall consolidate or merge with, or sell all or substantially all of its property and assets to, any Person and the consideration received by stockholders in connection with such merger, consolidation or sale shall consist solely of cash, then such Holder shall (whether or not such Holder shall have previously surrendered such Holder's Warrant for repurchase by Company pursuant to this
         Section 14) be entitled to receive, on the date of such consolidation, merger or sale, the higher of (i) the amount payable to such Holder as determined pursuant to Section 14.1(a) and (ii) an amount equal to the amount of cash such Holder would have received upon such consolidation, merger or sale had such Holder's Warrant (or the portion thereof being repurchased) been fully exercised immediately prior thereto less the aggregate Current Warrant Price payable at the time of such consolidation, merger or sale for the purchase of the shares of Common Stock then subject to such Holder's Warrant (or the portion thereof being repurchased)."

         3.       Miscellaneous.  Upon the effectiveness of this Amendment:

                  (a) as amended hereby, the Warrant remains in full force and effect and is hereby


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         ratified and confirmed;

                  (b) the terms of this Amendment shall be binding upon and inure to the benefit of the successors of Company and the successors and assigns of GE Capital and any Subsequent Holder;

                  (c) this Amendment shall be governed by the internal laws of the State of Illinois without regard to conflicts of laws provisions; and

                  (d) this Amendment may be executed in counterparts which when taken together shall be considered one and the same document.

                            [signature page follows]














































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         WHEREAS,  each of the undersigned  has caused this Second  Amendment to
Warrant to be executed by its duly authorized officer as of the date first written above.


                                      BAGCRAFT CORPORATION OF AMERICA


                                      By: ___________________________________

                                      Title: _________________________________




                                      GENERAL ELECTRIC CAPITAL CORPORATION


                                      By: ___________________________________

                                      Title: _________________________________